Exhibit 10.28(c)
SECOND AMENDMENT TO THE
JANUARY 1, 2008 RESTATEMENT OF THE
HCA RESTORATION PLAN
     Amendment made this 23rd day of December, 2009 by the undersigned officer of HCA, Inc. and member of the Benefits Oversight Committee of HCA Inc., effective as of January 1, 2010, except where otherwise noted.
W I T N E S S E T H
     WHEREAS, HCA maintains the HCA Restoration Plan (the “Plan”) for the benefit of its employees and the employees of certain of its subsidiaries;
     WHEREAS, the Plan was restated effective January 1, 2008;
     WHEREAS, the Compensation Committee of the Board of Directors of HCA Inc. (the “Committee”) is authorized to make changes to the Plan;
     WHEREAS, the Compensation Committee has authorized the undersigned officer to execute this amendment to the Plan to: (a) clarify that only employees eligible to receive dollar-for-dollar matching contributions under the HCA 401(k) Plan are eligible to participate in the Plan; (b) eliminate future elections to receive installment distributions; (c) modify the Plan provisions regarding the date eligible employees commence participation in the Plan; (d) provide that the Plan accounts of Participants who are also participants in the HCA Supplemental Executive Retirement Plan will not be credited with earnings and losses following the determination of their SERP benefit; (e) allow Participants to designate death beneficiaries and contingent beneficiaries; (f) eliminate the requirement that terminated Participants (other than Division CFOs and above) who perform services for any health organization forfeit or repay Plan benefits; and (g) remove an extraneous drafting comment included in the First Amendment to the restated Plan;
     NOW, THEREFORE, IT IS RESOLVED that the Plan is amended as follows, effective as of January 1, 2010, unless otherwise set forth below:
1.
     The bold parenthetical drafting comment that followed the first and only sentence of the definition of Active Participant (added in the First Amendment to the Plan) is deleted effective as of January 1, 2008.
2.
     The definition of “Employee” in Article I is amended to read as follows effective January 1, 2008:
     “Employee” means a common law employee of Employer, excluding any individual who is classified by Employer as an independent contractor or leased employee or who is otherwise not classified by Employer as a common law employee in accordance with Employer’s normal payroll practices, regardless of whether such classification is in error.
3.
The definition of “Participation Date” in Article I is amended to read as follows:
“Participation Date” means the first day of the Plan Year following the initial Plan Year for which an individual meets the eligibility criteria of Section 2.2
4.
     Section 2.2, relating to eligibility to participate (as amended by the First Amendment to the Plan), is revised in its entirety to read as follows effective January 1, 2008:
2.2 Eligibility. Subject to the following provisions of this section and the timing provision of Section 2.3, an Employee will be entitled to an allocation of benefits to be received in the future for a Plan Year only if: (a) he is eligible to receive matching contributions for the Plan Year under the HCA 401(k) Plan in an amount equal to 100% of eligible salary deferral contributions; (b) he is an Active Participant for the Plan Year; and (c) his Compensation for the Plan Year exceeds the Social Security Wage Base for the Plan Year. With the exceptions of physicians who are contractually entitled to participate in the Plan and physicians with an Account as of December 31, 2007, any person who either is hired (or rehired) after 2007 and works as a physician for a Subsidiary or an affiliate of HCA that is part of the Physician Services Group or was hired (or rehired) before 2008 and works as a physician for a Subsidiary or an affiliate of HCA that is part of the Physician Services Group and did not have an Account on December 31, 2007 will not participate in the Plan. Also, with the exceptions of physicians who are contractually entitled to participate in the Plan and physicians with an Account as of December 31, 2007, any person employed by a Subsidiary or HCA affiliate that is not part of the Physicians Services Group who transfers employment after 2007 to a Subsidiary or affiliate of HCA that is part of the Physician Services Group and works as a physician will not participate in the Plan. An Employee need not take any action in order to participate. No benefit will accrue for a Plan Year for any individual with respect to whom a benefit accrues under the HCA Supplemental Executive Retirement Plan for such Plan Year or any part thereof.

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5.
The following sentence is added to the end of Section 4.2:
Notwithstanding anything in Section 4.1 or in this Section 4.2 to the contrary, no Participant may elect to receive benefits in installments, provided that any installment election made prior to January 1, 2010, shall remain in effect, subject to the last sentence of Section 4.1.
6.
The following sentence is added to the end of Section 5.2:
Notwithstanding the foregoing, in the case of a Participant who is also a participant in the HCA Supplemental Executive Retirement Plan (the “SERP”), the Participant’s Account will cease to be credited with earnings and debited with losses after the date as of which the value of the Participant’s Account under the Plan is determined for purposes of calculating the benefit payable under the SERP to the Participant or his beneficiary.
7.
     The first sentence of Section 6.1, relating to death benefits, is replaced with the following provisions effective January 1, 2009:
Each Participant may designate one or more death beneficiaries and contingent beneficiaries. The beneficiary or beneficiaries who survive the Participant will receive the Participant’s Account (or remaining Account, if installments were in the process of being paid at the time of death). However, if no beneficiary survives the Participant, then the contingent beneficiary or beneficiaries who survive the Participant will receive his Account (or remaining Account, in installments were in the process of being paid at the time of death). Regardless of whether a payment form was chosen for death benefits, if installments were being paid at the time of death, the installment payments in process will continue to be made to the beneficiary or beneficiaries or to the contingent beneficiary or beneficiaries (as applicable). In the event of divorce of a married participant who previously named his spouse as beneficiary or contingent beneficiary, any designation of spouse as beneficiary will be void upon divorce and any amount that would have been paid to the spouse but for voiding will be paid as if the spouse did not survive the Participant. Marriage of a single Participant will void existing beneficiary and contingent beneficiary elections. If no beneficiary is named or if no beneficiary or contingent beneficiary survives the Participant, then death benefits will be paid pursuant to the hierarchy applicable under the HCA 401(k) Plan when no beneficiary is named.

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8.
     Section 7.3 is amended to read as follows:
7.3	Noncompete. Subject to the second sentence of Section 6.4, a Participant who is classified by the Company as a Division CFO or above who renders services for any health care organization at any time within the five (5) year period immediately following Disability, Termination, or Retirement shall forfeit his right to any further payments or benefits from the Plan and shall repay to the Employer the total amount of payments already made to him from (or with respect to) the Plan. All or part of the provisions of the preceding sentence may be waived by: (a) the Chairman of the Board, with respect to Participants who are not executive officers; and (b) the Committee, with respect to any Participant.
9.
     All provisions of the Plan not inconsistent herewith are hereby ratified and confirmed.
     IN WITNESS WHEREOF, the undersigned officer of HCA Inc. has executed this Second Amendment to the January 1, 2008 restatement of the Plan on the date set forth in the first paragraph above.

HCA INC.
By:	/s/ Sabrina Ruderer
Sabrina Ruderer
Vice President of Human Resources, Compensation and Benefits of HCA Inc.

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